UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009
SeaBright Insurance Holdings, Inc. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	000-34204 (Commission File Number)	56-2393241 (IRS Employer Identification No.)
1501 4th Avenue, Suite 2600 Seattle, Washington 98101 (Address of Principal executive offices, including Zip Code)
206-269-8500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2009, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SeaBright Insurance Holdings, Inc. (the “Company”) recommended to the Board, and the independent directors approved, an increase in the annual base salary and equity incentive grants for the Company’s Chief Executive Officer (the “CEO”). The Committee also approved equity incentive grants for the Company’s Chief Financial Officer (the “CFO”). The Committee approved increases in the annual base salaries and equity incentive grants for the Company’s other named executive officers, including our Vice President of Finance, who acted in a similar capacity as a principal financial officer during a portion of the last completed fiscal year, and the three most highly compensated executive officers other than the CEO and the CFO who were serving as executive officers at the end of the Company’s 2008 fiscal year. The CEO, the CFO and such other executive officers are referred to as the “Named Executive Officers.” In addition, on March 27, 2009, the Committee approved increased target incentive bonus percentages for the Named Executive Officers for the 2009 fiscal year.

The following table sets forth the approved annual base salaries to be paid to the Named Executive Officers, effective as of April 1, 2009, and their target incentive bonus percentages for the 2009 fiscal year.

Name	Base Salary	Target Incentive Bonus Percentages
John G. Pasqualetto	$559,000	100%
Robert P. Cuthbert	350,000	65%
Richard J. Gergasko	350,000	75%
Richard W. Seelinger	262,650	55%
Jeffrey C. Wanamaker	257,500	55%
M. Philip Romney	200,900	40%

On March 27, 2009, the Committee adopted the 2009 Bonus Plan (the “Plan”) to provide an incentive to achieve or exceed the financial performance objectives in the Board-approved budget. Each of the Company’s managers and executive officers are eligible to participate in the Plan, including the Company’s Named Executive Officers. Bonuses payable under this Plan are determined by the Company’s achievement of the following performance metrics: GAAP net income adjusted to exclude capital gains and losses, weighted at 70%; direct premiums written adjusted to exclude assigned premiums, weighted at 10%; and combined ratio adjusted to exclude reserve additions and releases, weighted at 20%. Each performance metric can contribute between 0% and 200% of its corresponding weighting. For each metric, if actual performance is below a minimum level, there will be no bonus contribution. At the target performance level, each metric will contribute 100% of its assigned weighting. At or above the maximum performance level, each metric will contribute 200% of its assigned weighting. The specific calculation of the bonus contribution for each metric will be determined on a linear basis between a minimum achievement level, target and maximum.

Additional information regarding the compensation of Named Executive Officers will be set forth in the Company’ s proxy statement for the 2009 annual meeting of stockholders, to be filed with the Commission pursuant to Regulation 14A not later than 120 days after December 31, 2008.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
The list of exhibits in the Exhibit Index to this report is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEABRIGHT INSURANCE HOLDINGS, INC.

By:	/s/ Robert P. Cuthbert
Robert P. Cuthbert
Senior Vice President, Chief Financial Officer and
Assistant Secretary

Date: April 2, 2009

EXHIBIT INDEX

Exhibit
No.	Description
10.1	SeaBright Insurance Holdings, Inc. 2009 Bonus Plan